Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the consolidated financial position and results of operations for future periods or the results that actually would have been realized had Dynabazaar, Inc., formerly known as FairMarket, Inc., (“Dynabazaar” or the “Company”) completed an asset sale during the specified periods below.

The following unaudited pro forma condensed consolidated financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Dynabazaar, Inc. after giving effect to the transaction which was completed on September 4, 2003, pursuant to which Dynabazaar, Inc. sold substantially all of its operating assets to eBay, Inc. (“eBay”) for consideration of $4.5 million in cash under the terms and conditions of an asset purchase agreement entered into between Dynabazaar and eBay on June 20, 2003 (the “Asset Purchase Agreement”).  The assets sold included all of Dynabazaar’s intellectual property and technology, all rights under certain transferred customer contracts and under certain intellectual property license agreements, and accounts receivable relating to services performed after the date of the closing of the asset sale with respect to the transferred customer contracts.  Of the total consideration, $2.5 million in cash was paid to Dynabazaar at closing and $2 million was placed in escrow for a period of two years following the closing in order to secure Dynabazaar’s indemnification, compensation and reimbursement obligations under the Asset Purchase Agreement.  The $2 million is part of other long-term assets on the Company’s balance sheet at September 30, 2003.   At the end of the two-year escrow period, all funds remaining in the escrow account at that time will be paid to Dynabazaar by the escrow agent, subject to any pending claims. The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2001 and December 31, 2002, respectively, and the nine months ended September 30, 2003 assume that the asset sale was completed on January 1 of each of the periods presented.

In connection with the asset sale, the parties also entered into a transition services agreement (the “Transition Services Agreement” or “TSA”) pursuant to which Dynabazaar agreed to provide services to eBay to fulfill customer service obligations under customer contracts assumed by eBay.    Subject to earlier termination by eBay, the Transition Services Agreement will expire on December 31, 2003 or a later date at the election of eBay, but in no event later than January 31, 2004.  During the term of the Transition Services Agreement, Dynabazaar is obligated to maintain and provide the services of its employees, the use of its facilities, its information technology infrastructure and its technology platform, and to maintain its corporate existence. Twelve former Dynabazaar employees were hired by eBay, Inc. in connection with the asset sale and are currently performing transition services under the TSA as described above.

The pro forma adjustments were based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed consolidated financial statements that Dynabazaar’s management believes are reasonable under the circumstances.  The pro forma adjustments are based on the information available at the date of this filing.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Dynabazaar included in its Annual Report on Form 10-K for the year ended December 31, 2001 (and the amendments on Form 10-K/A to such report), its Annual Report on Form 10-K for the year ended December 31, 2002, and its quarterly report on Form 10-Q for the three months ended September 30, 2003.

DYNABAZAAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$41,507
Marketable securities	—
Restricted cash	1,380
Accounts receivable, net of allowance for doubtful accounts of $162 and $267 at September 30, 2003 and December 31, 2002, respectively	676
Prepaid expenses	1,042
Other current assets	507

Total current assets	45,112
Long-term marketable securities	5,000
Long-term prepaid expenses	1,667
Other long-term assets	2,000
Property and equipment, net	477

Total assets	$54,256

Liabilities, Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$121
Accrued expenses	1,105
Deferred revenue	4
Other current liabilities	2,000
Current portion of accrual for unutilized office space	1,040

Total current liabilities	4,270

Long-term portion of accrual for unutilized office space	293
Other long-term liabilities	43
Total liabilities	4,606

Preferred stock	—

Stockholders’ equity:
Common stock	30
Additional paid-in capital	186,823
Treasury stock	(3,039)
Deferred compensation and equity-related charges	—
Accumulated other comprehensive income, net	97
Accumulated deficit	(134,261)

Total stockholders’ equity	49,650

Total liabilities, preferred stock and stockholders’ equity	$54,256

See Accompanying Notes to Condensed Consolidated Pro Forma Information

DYNABAZAAR, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,	Year Ended
	2003	2002	2001
Revenue	$2,204	$2,149	$4,698

Operating expenses:
Cost of revenue	1,666	3,498	4,865
Sales and marketing	1,063	1,725	7,455
Development and engineering	519	1,668	4,404
General and administrative	4,847	6,612	10,744
Unutilized office space charge	—	3,987	—
Equity-related charges	106	9,894	21,148
Restructuring charge	—	530	1,965
Total operating expenses	8,201	27,914	50,581

Gain on sale of assets	1,183
Loss from operations	(4,814)	(25,765)	(45,883)
Other income, net	423	1,351	2,934
Net loss	$(4,391)	$(24,414)	$(42,949)

Dividends and accretion on redeemable convertible preferred stock	(90)	(138)	—

Net loss attributable to common shareholders	$(4,481)	$(24,552)	$(42,949)

Net loss per share: basic	$(0.17)	$(0.87)	$(1.49)
Net loss per share: diluted	$(0.17)	$(0.87)	$(1.49)

Weighted average common shares: basic and diluted	26,711	28,080	28,870

The above unaudited pro forma condensed consolidated statement of operations reconciles to the unaudited condensed consolidated statements of operations as follows:

	Nine Months Ended September 30,	Year Ended
	2003	2002	2001
Pro forma Net loss attributable to common shareholders	$(4,481)	$(24,552)	$(42,949)
Revenue - Footnote 2 (a)	2,991	3,598	3,873
Cost of revenue - Footnote 2 (b)	(38)	(57)	(54)
Sales and marketing - Footnote 2 (b)	(542)	(559)	(531)
Development and engineering – Footnote 2 (b)	(355)	(545)	(522)
Net Income (loss) as reported	(2,425)	(22,115)	(41,083)

See Accompanying Notes to Condensed Consolidated Pro Forma Information

Note 1. Basis of Presentation

On September 4, 2003, Dynabazaar sold substantially all of its operating assets to eBay, Inc. for consideration of $4.5 million in cash under the terms and conditions of an asset purchase agreement entered into between Dynabazaar and eBay on June 20, 2003 (the “Asset Purchase Agreement”).  The assets sold included all of Dynabazaar’s intellectual property and technology, all rights under certain transferred customer contracts and under certain intellectual property license agreements, and accounts receivable relating to services performed after the date of the closing of the asset sale with respect to the transferred customer contracts.  Of the total consideration, $2.5 million in cash was paid to Dynabazaar at closing and $2 million was placed in escrow for a period of two years following the closing in order to secure Dynabazaar’s indemnification, compensation and reimbursement obligations under the Asset Purchase Agreement.  The $2 million is part of other long-term assets on the balance sheet.   At the end of the two-year escrow period, all funds remaining in the escrow account at that time will be paid to Dynabazaar by the escrow agent, subject to any pending claims. The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2001, December 31, 2002 and the nine months ended September 30, 2003 assume the asset sale occurred on January 1 of each of the periods presented.

In connection with the asset sale, the parties entered into a transition services agreement (the “Transition Services Agreement”) or (“TSA”) pursuant to which Dynabazaar is providing services to eBay to fulfill customer service obligations under customer contracts assumed by eBay.   Subject to earlier termination by eBay, the Transition Services Agreement will expire on December 31, 2003 or a later date at the election of eBay, but in no event later than January 31, 2004.  During the term of the Transition Services Agreement, Dynabazaar is obligated to maintain and provide the services of its employees, the use of its facilities, its information technology infrastructure and its technology platform, and to maintain its corporate existence. Twelve former Dynabazaar employees were hired by eBay in connection with the asset sale and are currently performing transition services under the TSA as described above.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2001, December 31, 2002 and the nine months ended September 30, 2003 give effect to the asset sale as if it had occurred on January 1 of each of the periods presented.

Note 2. Pro Forma Adjustments

The pro forma financial statements of operation presented have been adjusted as follows:

(a)                                  to exclude the revenue related to the customer contracts which were transferred to eBay, Inc. as part of the asset sale to the extent such periods included revenue from those customers; and

(b)                                 to exclude the employee costs related to the twelve employees who were hired by eBay in connection with the asset sale described above.

Note 3. Gain on Sale of Assets:

On June 20, 2003, the Company entered into the Asset Purchase Agreement  with eBay to sell substantially all of the Company’s technology and business assets to eBay.  Under the Asset Purchase Agreement, the Company sold to eBay substantially all the Company’s business assets for $4.5 million in cash.

The Asset Purchase Agreement also provided that $2 million was placed in escrow for a period of two years following the closing in order to secure the Company’s indemnification, compensation and reimbursement obligations under the Asset Purchase Agreement.  The $2 million is part of other long-term assets on the balance sheet.   At the end of the two-year escrow period, all funds remaining in the escrow account at that time will be paid to the Company by the escrow agent, subject to any pending claims. The Company estimated its potential liability under the indemnification to be $2 million in accordance with FASB Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”) and recorded such liability as a reduction in the gain on the sale of assets.

The Company recorded a gain on the sale of assets of $1,183,000 based on the proceeds less direct costs of $1,317,000 and the indemnification liability noted above, which is recorded in the results of operations for the period ended September 30, 2003.  The gain on the sale of assets and the indemnification liability are not included in the periods ended December 31, 2002 and 2001.

The Company also entered into  the Transition Services Agreement  with eBay pursuant to which the Company is providing services to eBay to fulfill customer service obligations under customer contracts assumed by eBay.  Under the TSA, eBay is paying the Company a fee which is substantially equal to the costs incurred by the Company to continue to provide that service.  The Company recorded $336,000 of revenue for the period from September 4, 2003 through September 30, 2003 related to the TSA.  The Company recorded no revenue related to the TSA in the periods ended December 31, 2002 and 2001.

In accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment of Long-Lived Assets,” the Company expects to present the sale of the assets to eBay as discontinued operations after termination of the TSA.